As filed with the Securities and Exchange Commission on September 29, 2003
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                   3M COMPANY
             (Exact name of Registrant as specified in its charter)
                 Delaware                               41-0417775
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-1110
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               ------------------

                           Gregg M. Larson, Secretary
                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-1110
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                    [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.       [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                    [_]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
       Title of Each Class              Amount               Proposed             Proposed                  Amount of
          of Securities                 To be                Maximum               Maximum                 Registration
        to be Registered              Registered          Offering Price          Aggregate                   Fee(3)
                                                           Per Unit (1)       Offering Price (1)
-------------------------------------------------------------------------------------------------------------------------
       Debt Securities            $1,500,000,000(2)            100%            $1,500,000,000               $121,350
=========================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) In the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S. dollars.
(3) Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been entirely offset by $130,416 of filing fees paid in respect of $494,000,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-48922) of 3M Company filed with the Securities and Exchange Commission on October 30, 2000. The amount of the filing fee for securities to be registered hereunder pursuant to such offset has been recalculated based upon the current fee rate of $80.90 per million. Therefore, no filing fee relating to securities being registered hereunder is being paid herewith.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2003

[3M LOGO]

3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-1110


                                 $1,500,000,000
                                   3M COMPANY
                                 Debt Securities

                                   ----------

         We may from time to time issue up to $1,500,000,000 aggregate principal amount of debt securities in supplements to this prospectus. We will provide specific terms of the debt securities in supplements to this prospectus. These specific terms will include the offering price and other information about the debt securities. You should read this prospectus and the applicable supplement carefully before you invest.

         When we issue the debt securities offered by this prospectus, they will be new securities without an established trading market. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters or agents, as the case may be, will be set forth in the applicable prospectus supplement.


                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                    This prospectus is dated ______ __, 2003.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement (No. 333-_______) that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may sell in one or more offerings up to $1,500,000,000, or the equivalent in foreign or composite currencies, of debt securities. This prospectus provides you with a general description of the terms and conditions of the debt securities that we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus.

         To understand the terms of our debt securities, you should carefully read this document with the applicable prospectus supplement that together give the specific terms of the debt securities that we may offer. You should also read the documents we have referred you to in "Where You Can Find Additional Information" below for information on our company and our financial statements.

         The registration statement that contains this prospectus, including the exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the Securities and Exchange Commission, or the SEC, web site or at the SEC offices mentioned under the heading "Where You Can Find Additional Information".

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the most recently filed document. We incorporate by reference the documents listed below that we filed with the SEC (File No. 1-3285) and any filings we make with the SEC under Sections 13(a), 13(c),

14 or 15(d) of the Securities Exchange Act of 1934 (other than Current Reports furnished under Item 9 of Form 8-K) after the initial filing of the registration statement, or after the date of this registration statement to the date of effectiveness of this registration statement, that contains this prospectus and before the time that we sell all the debt securities offered by this prospectus:

         o our Annual Report on Form 10-K for the year ended December 31, 2002,

         o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

         o our Current Reports on Form 8-K dated March 4, 2003, March 26, 2003, May 23, 2003, August 13, 2003, and August 21, 2003.

         You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

                        3M Company
                        3M Center
                        St. Paul, MN  55144
                        Phone: (651) 733-1110
                        Attention: Investor Relations

         You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates of those documents.

                                   THE COMPANY

         3M was incorporated in 1929 under the laws of the State of Delaware to continue operations, begun in 1902, of a Minnesota corporation originally named Minnesota Mining and Manufacturing Company. On April 8, 2002, the company's name was changed to 3M Company. 3M's principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

         3M is a diversified global company with a market presence in health care, safety, electronics, telecommunications, industrial, consumer and office, and other markets. 3M is an integrated enterprise characterized by substantial intercompany cooperation in research, manufacturing and marketing of products. 3M's business has developed from its research and technology in coating and bonding for coated abrasives, the company's original product. Coating and bonding is the process of applying one material to another, such as abrasive granules to paper or cloth (coated abrasives), adhesives to a backing (pressure-sensitive tapes), ceramic coating to granular mineral (roofing granules), glass beads to plastic backing (reflective sheeting), and low-tack adhesives to paper (repositionable notes).

         3M is among the leading manufacturers of products for many of the markets it serves. In all cases, 3M products are subject to direct or indirect competition. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technically oriented companies.

         Our strategic business units have been aggregated into seven reportable segments: Industrial Business, Health Care Business, Transportation Business, Display and Graphics Business, Safety, Security and Protection Services Business, Consumer and Office Business, and Electro and Communications Business. These segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. A few miscellaneous businesses and staff-sponsored products, as well as various corporate assets and corporate overhead expenses, are not assigned to the segments.

         When we refer to "3M", "our company", "we", "our", and "us" in this prospectus under the headings "The Company" and "Ratio of Earnings to Fixed Charges", we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus, we refer only to 3M Company unless the context indicates otherwise.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                                                            SIX MONTHS
                                      YEAR ENDED DECEMBER 31,                             ENDED JUNE 30,
         --------------------------------------------------------------------------    -------------------
                1998            1999          2000            2001          2002               2003
         --------------------------------------------------------------------------    -------------------
               10.3x(1)       15.8x(2)       15.8x(3)       11.5x(4)       20.2x(4)          22.3x(5)

         ----------

         (1) The ratio for the year ended December 31, 1998 includes pre-tax restructuring charges of $493 million.

         (2) The ratio for the year ended December 31, 1999 includes a net pre-tax gain of $100 million relating to special items that include gains on divestitures, litigation expense, an investment valuation adjustment, and a change in estimate that reduced the 1998 restructuring charges.

         (3) The ratio for the year ended December 31, 2000 includes net pre-tax losses of $23 million relating to special items.

         (4) The ratio for the year 2002 and year 2001 includes net pre-tax losses of $202 million and $504 million related to special items, respectively, primarily related to the 2001 restructuring plan.

         (5) The ratio for the six months ended June 30, 2003 includes $93 million pre-tax loss related to the adverse ruling associated with a lawsuit filed by LePage's Inc.

o        For purposes of calculating the ratio, fixed charges consist of:

         o gross interest, including the interest component of ESOP benefit expense;

         o amortization of debt expense and discount or premium relating to any indebtedness; and

         o the portion of rental expense on operating leases considered to be representative of the interest factor therein.

o        The ratio of earnings to fixed charges is calculated as follows:

   (income from continuing operations             (fixed          (amortization of           (capitalized
 before income taxes and minority interest)   +   charges)   +   capitalized interest)   -     interest)
---------------------------------------------------------------------------------------------------------
                                             (fixed charges)

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the debt securities offered by this prospectus and any accompanying prospectus supplement will be used for general corporate purposes, including:

         o        the repayment of debt;

         o        investments in or extensions of credit to our subsidiaries; or

         o        the financing of possible acquisitions or business expansion.

Until the net proceeds have been used, they may be invested temporarily in short-term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

         This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The debt securities will be issued under an indenture, dated as of November 17, 2000, between us and Citibank, N.A., as trustee. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

         We have summarized the general terms and provisions of the indenture in this section. This summary, however, does not describe every aspect of the indenture. We have filed the indenture as an exhibit to the registration statement. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

GENERAL

         The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford Holders (as defined below) of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect Holders of the debt securities. If we ever issue bearer securities we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

         A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

         o        the title and type of the debt securities;

         o any limit on the total principal amount of the debt securities;

         o        the price at which the debt securities will be issued;

         o        the maturity date of the debt securities;

         o the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

         o        if the debt securities will bear interest:

                  o        the interest rate on the debt securities;
                  o        the date from which interest will accrue;
                  o the record and interest payment dates for the debt securities;
                  o        the first interest payment date; and
                  o any circumstances under which we may defer interest payments;

         o any optional redemption provisions that would permit us or the Holders of debt securities to elect redemption of the debt securities before their final maturity;

         o any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

         o the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

         o any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

         o whether the provisions described under the heading "Defeasance" below apply to the debt securities;

         o        any changes to or additional events of default or covenants;

         o whether the debt securities will be issued in whole or in part in the form of temporary or permanent global securities and, if so, the depositary for those global securities (a "global security" means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

         o        any special tax implications of the debt securities; and

         o        any other terms of the debt securities.

A "Holder," with respect to a registered security, means the person in whose name the debt security is registered in the security register. (Section 101)

PAYMENT; EXCHANGE; TRANSFER

         We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

DENOMINATIONS

         Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

ORIGINAL ISSUE DISCOUNT

         Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an "original issue discount security," that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered before purchasing any original issue discount securities.

CLASSIFICATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The indenture contains several restrictive covenants that apply to us and all of our Restricted Subsidiaries. Those covenants do not apply to our Unrestricted Subsidiaries. For example, the assets and indebtedness of Unrestricted Subsidiaries and investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading "-Restrictions on Secured Funded Debt" below. The indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries.

         A "Subsidiary" is any corporation of which we own more than 50% of the outstanding shares of Voting Stock, except for directors' qualifying shares, directly or through one or more of our other Subsidiaries. "Voting Stock" means stock that is entitled in the ordinary course (I.E., not only as a result of the happening of a contingency) to vote in an election for directors.

         A "Restricted Subsidiary" means any of our Subsidiaries which has substantially all of its property in the United States, which owns or is a lessee of any Principal Property and in which our investment and the investment of our Subsidiaries exceeds 1% of our Consolidated Net Tangible Assets as of the date of the determination, other than Unrestricted Subsidiaries. Additionally, this definition includes any other Subsidiary designated by our board of directors as a Restricted Subsidiary. (Section 101). A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly-owned Restricted Subsidiaries.

         Our "Unrestricted Subsidiaries" are:

         o        3M Financial Management Company;

         o other Subsidiaries (whose primary business is in finance operations) acquired or formed by us after the date of this prospectus ; and

         o any other Subsidiary if a majority of its Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

Our board of directors can at any time change a Subsidiary's designation from an Unrestricted Subsidiary to a Restricted Subsidiary if:

         o the majority of that Subsidiary's Voting Stock is not owned by an Unrestricted Subsidiary, and

         o after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading "-Restrictions on Secured Funded Debt" below. (Sections 101, 1010(a))

RESTRICTIONS ON SECURED FUNDED DEBT

         The indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create (including by guarantee). Neither we nor our

Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after this incurrence or creation:

         o        the sum of:

                  o the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries, other than the several categories of Secured Funded Debt discussed below on page 13 of this prospectus, plus
                  o the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and lease-back transactions,

         o        does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Sections 1008(a), 1008(c))

         "Secured Funded Debt" means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101)

         "Funded Debt" means:

         o Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Funded Debt is computed, plus

         o guarantees of Indebtedness of the type described in the preceding bullet point, or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business, plus

         o Funded Debt secured by a mortgage, lien or similar encumbrance on our assets or those of our Restricted Subsidiaries, whether or not this Funded Debt is assumed by us or one of our Restricted Subsidiaries, plus

         o in the case of a Subsidiary, all preferred stock of that Subsidiary.

Funded Debt DOES NOT INCLUDE any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

         "Indebtedness" means, except as set forth in the next sentence:

         o all items of indebtedness or liability, except capital and surplus, which under accounting principles generally accepted in the United States of America would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

         o indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

         o guarantees, endorsements, other than for purposes of collection, and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount of the guarantees, endorsements or other contingent obligations is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these obligations or guarantees of obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

         "Attributable Debt" means:

         o the balance sheet liability amount of capital leases as determined by accounting principles generally accepted in the United States of America, plus

         o the amount of future minimum operating lease payments required to be disclosed by accounting principles generally accepted in the United States of America, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the interest rate implicit in the lease to calculate the present value of operating lease payments.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

         o the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

         o the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

         "Consolidated Net Tangible Assets" means the total consolidated amount of our assets and those of our Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus

         o all liabilities and liability items, including leases, or guarantees of leases, which under accounting principles generally accepted in the United States of America would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes, and

         o goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section
                  101)

         The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading "Restrictions on Secured Funded Debt":

         o Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

         o Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure partial, progress, advance or other payments;

         o Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that this company becomes one of our Subsidiaries;

         o Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which:

                  o exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation,
                  o secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness or
                  o secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading "-Consolidation, Merger or Sale" below;

         o Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

         o        any extension, renewal or refunding of:

                  o any Secured Funded Debt permitted under the first paragraph under the heading "Restrictions on Secured Funded Debt,"
                  o any Secured Funded Debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then Restricted Subsidiary or
                  o any Secured Funded Debt of any company outstanding at the time this company became a Restricted Subsidiary,


provided that the mortgage, liens or other similar encumbrance securing such extension, renewal or refunding is limited to the same secured property (plus improvements thereon) that secured the Secured Funded Debt so extended, renewed or refunded immediately prior thereto. (Section 1008(b))

RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS

         The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

         o we or any of our Restricted Subsidiaries could (1) create Secured Funded Debt on the property equal to the Attributable Debt with respect to the sale and lease-back transaction and
                  (2) still be in compliance with the restrictions on Secured Funded Debt (see "-Restrictions on Secured Funded Debt" above); or

         o we apply an amount, subject to credits for some voluntary retirements of debt securities and/or Funded Debt as specified in the indenture, equal to the greater of (1) the fair value of the property or (2) the net proceeds of the sale, within 120 days, to the retirement of Secured Funded Debt.

This restriction will not apply to any sale and lease-back transaction:

         o        between us and one of our Restricted Subsidiaries,

         o        between any of our Restricted Subsidiaries, or

         o involving a lease for a period, including renewals, of three years or less. (Section 1009)

"Principal Property" means any building or other facility located in the United States, together with the land upon which it is erected and its fixtures that is owned or leased by us or one of our Subsidiaries that is used primarily for manufacturing or processing and has a gross book value, before deduction of any depreciation reserves, greater than 1% of our Consolidated Net Tangible Assets, other than:

         o a building or facility that is financed by obligations issued by a state or local government under several sections of the Internal Revenue Code of 1986; or

         o a building or facility that in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries considered together. (Section 101)

CONSOLIDATION, MERGER OR SALE

         The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

         o the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

         o immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, exists; and

         o except in the case of a consolidation or merger of a Restricted Subsidiary with and into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see "-Restrictions on Secured Funded Debt" above). (Section 801)

         Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

         o that corporation is one of our Wholly-owned Restricted Subsidiaries; and

         o we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see "-Restrictions on Secured Funded Debt" above). (Section 803)

         If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, this successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

MODIFICATION AND WAIVER

         Under the indenture, we and the trustee can modify or amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the Holder of each debt security affected:

         o change the stated maturity date of any payment of principal or interest;

         o        reduce payments due on the original issue discount securities;

         o change the place of payment or currency in which any payment on the debt securities is payable;

         o limit a Holder's right to sue us for the enforcement of payments due on the debt securities;

         o reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

         o limit a Holder's right, if any, to repayment of debt securities at this Holder's option; or

         o modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with several provisions of the indenture or to waive defaults under the indenture. (Section 902)

         Under the indenture, the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:

         o waive compliance by us with several restrictive covenants of the indenture, such as corporate existence and maintenance of properties; and

         o        waive any past default under the indenture, except:

                  o a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

                  o a default under any provision of the indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series. (Sections 1012, 513)

EVENTS OF DEFAULT

         An event of default with respect to any series of debt securities will occur under the indenture if:

         o we fail to pay interest on any debt security of that series for 30 days after the payment is due;

         o we fail to pay the principal of or any premium on any debt security of that series when due;

         o we fail to deposit any sinking fund payment when due on debt securities of that series;

         o we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

         o we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $20 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture;

         o commencement of voluntary or involuntary bankruptcy, insolvency or reorganization; or

         o any other event of default that may be specified for the debt securities of that series when that series is created occurs. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration. (Section 502)

         The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture. (Section 1011) The trustee may withhold notice to the Holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the Holders. (Section 602)

         Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders, unless the Holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

         o conducting any proceeding for any remedy available to the trustee; or

         o        exercising any trust or power conferred upon the trustee.
                  (Sections 512, 603)

         The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

         o the Holder has previously given the trustee written notice of a continuing event of default with respect to that series;

         o the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

         o the trustee has not started the proceeding within 60 days after receiving the request; and

         o the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)

DEFEASANCE

         DEFEASANCE AND DISCHARGE. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "Government Obligations" mean:

         o securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable; or

         o securities of government agencies backed by the full faith and credit of the government. (Section 101)

         In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

         o the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

         o Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

         Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

         o the holder's cost or other tax basis for the debt securities, and

         o        the value of the holder's interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "-Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

         DEFEASANCE OF COVENANTS AND EVENTS OF DEFAULT. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "-Defeasance and Discharge" above:

         o we will not have to comply with the following restrictive covenants contained in the indenture: Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803,
                  804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and any other covenant we designate when we establish the series of debt securities; and

         o we will not have to treat the events described in the fourth bullet point under the heading "-Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading "-Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

         If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501).

         SUBSTITUTION OF COLLATERAL. At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities. (Section 402)

                              PLAN OF DISTRIBUTION

         We may sell the debt securities in four ways:

         o        through underwriters;

         o        through dealers;

         o        through agents; and

         o        directly to purchasers.

         The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all these institutions, but they may include, among others:

         o        commercial and savings banks;

         o        insurance companies;

         o        pension funds;

         o        investment companies; and

         o        educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the debt securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

         If we use underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with one or more underwriters. The names of those underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if any are purchased. In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

         If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other deals at a fixed price or varying prices to be determined at the time of resale. If we designate an agent or agents in an offering of securities using this prospectus, unless otherwise indicated in a prospectus supplement, that agent will be acting on a best efforts basis for the period of its appointment. Underwriters, dealers and agents that participate in the distribution of debt securities offered under this prospectus may be deemed to be underwriters as defined in the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities may be listed.

         Debt securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed underwriters in connection with the debt securities remarketed by them.

         We may have agreements with the underwriters, dealers, remarketing firms and agents to indemnify them against some liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those liabilities.

         We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees, nor those of our subsidiaries, will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

         When we issue the debt securities offered by this prospectus, they will be new securities without an established trading market. If we sell a debt security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that debt security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any debt security offered by this prospectus.

         Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.


                                 LEGAL OPINIONS

         Gregg M. Larson, who is our Assistant General Counsel, or another one of our lawyers, will issue an opinion about the validity of the debt securities offered in this prospectus, as well as other relevant legal matters. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock. Any underwriters or dealers will be represented by their own counsel.

                                     EXPERTS

         The audited financial statements incorporated in this prospectus by reference to our current report on Form 8-K dated May 23, 2003 have been have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

         Our consolidated financial statements included in subsequent filings with the SEC will be incorporated by reference in this prospectus in reliance upon reports given upon the authority of our independent accountants as experts in auditing and accounting (to the extent consolidated financial statements included in these subsequent filings are covered by consents executed by these independent accountants and filed with the SEC).

INDEPENDENT ACCOUNTANTS

         With respect to the unaudited interim financial information of 3M Company for the six-month periods ended June 30, 2003 and 2002 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated July 21, 2003 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE. BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

         Securities and Exchange Commission registration fee...... $  121,350*
         Legal fees and expenses..................................     10,000
         Printing.................................................     25,000
         Auditors' fees and expenses..............................    150,000
         Blue Sky fees and expenses...............................      5,000
         Trustee and Authenticating Agent fees....................     30,000
         Rating agency fees.......................................    765,000
         Miscellaneous expenses...................................     10,000
                                                                   ----------
                 TOTAL............................................ $1,116,350

----------
* Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been entirely offset by $130,416 of filing fees paid in respect of $494,000,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-48922) of 3M Company filed with the Securities and Exchange Commission on October 30, 2000. The amount of the filing fee for securities to be registered hereunder pursuant to such offset has been recalculated based upon the current fee rate of $80.90 per million. Therefore, no filing fee relating to securities being registered hereunder is being paid herewith.


Item 15. Indemnification of Directors and Officers.

         Our Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, which currently permits a corporation to eliminate the liability of a director for monetary damages for breach of the duty of care, subject to appropriate stockholder approval. In addition, our Bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law.

Item 16. Exhibits.

         1.1      Form of Underwriting Agreement (incorporated by reference to
                  Exhibit 1.1 to Registrant's Registration Statement on Form S-3, Registration No. 333-48922, filed October 30, 2000)
         1.2      Form of Distribution Agreement (incorporated by reference to
                  Exhibit 1.2 to Registrant's Registration Statement on Form S-3, Registration No. 333-48922, filed October 30, 2000)
         4.1 Indenture relating to our senior debt securities dated as of November 17, 2000 between 3M Company and Citibank, N.A., as trustee (incorporated by reference to Registrant's Current Report on Form 8-K, filed December 7, 2000)
         4.2      Forms of Medium-Term Notes (incorporated by reference to
                  Exhibit 4.2 to Registrant's Registration Statement on Form S-3, Registration No. 333-48922, filed October 30, 2000)
         4.3 Form of Note (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-3, Registration No. 333-48922, filed October 30, 2000)
         5 Opinion of Gregg M. Larson, Assistant General Counsel of 3M as to the legality of the securities being registered and consent to the use of the opinion in this Registration Statement*

         12       Statement re Computation of Ratios (incorporated by reference to Exhibit 12 to Registrant's Quarterly Report on Form 10-Q
                  for the quarter ended June 30, 2003).
         15       Letter from PricewaterhouseCoopers LLP re: unaudited interim consolidated financial information*
         23.1     Consent of Gregg M. Larson (included in opinion filed as
                  Exhibit 5)
         23.2     Consent of PricewaterhouseCoopers LLP*
         24       Powers of Attorney*
         25       Statement of Eligibility and Qualification on Form T-1 of
                  Citibank, N.A., as trustee, of Registrant's senior debt securities*

* Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 29th day of September, 2003.

                                        3M COMPANY


                                        By  /s/ Gregg M. Larson
                                            ------------------------------------
                                            Gregg M. Larson, SECRETARY


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----

          *                Chairman of the Board, Chief       September 29, 2003
-------------------------  Executive Officer and Director
W. James McNerney, Jr.

/s/ Patrick D. Campbell    Senior Vice President and Chief    September 29, 2003
-------------------------  Financial Officer (Principal
Patrick D. Campbell        Financial and Accounting Officer)

/s/ Ronald G. Nelson       Vice President and Controller      September 29, 2003
-------------------------
Ronald G. Nelson

          *                           Director                September 29, 2003
-------------------------
Linda G. Alvarado

          *                           Director                September 29, 2003
-------------------------
Edward A. Brennan

          *                           Director                September 29, 2003
-------------------------
Vance D. Coffman

          *                           Director                September 29, 2003
-------------------------
Edward M. Liddy

          *                           Director                September 29, 2003
-------------------------
Aulana L. Peters

          *                           Director                September 29, 2003
-------------------------
Rozanne L. Ridgway

          *                           Director                September 29, 2003
-------------------------
Kevin W. Sharer

          *                           Director                September 29, 2003
-------------------------
Louis W. Sullivan

*By  /s/ Gregg M. Larson
   -----------------------
       Gregg M. Larson
       Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DOCUMENT DESCRIPTION                                                   FORM OF FILING
------   --------------------                                                   --------------
1.1      Form of Underwriting Agreement (incorporated by reference to Exhibit
         1.1 to Registrant's Registration Statement on Form S-3, Registration
         No. 333-48922, filed October 30, 2000)
1.2      Form of Distribution Agreement (incorporated by reference to Exhibit
         1.2 to Registrant's Registration Statement on Form S-3, Registration
         No. 333-48922, filed October 30, 2000)
4.1      Indenture relating to our senior debt securities dated as of November
         17, 2000 between 3M Company and Citibank, N.A., as trustee
         (incorporated by reference to Registrant's Current Report on Form 8-K, filed December 7, 2000)
4.2      Forms of Registered Medium-Term Notes (incorporated by reference to
         Exhibit 4.2 to Registrant's Registration Statement on Form S-3,
         Registration No. 333-48922, filed October 30, 2000)
4.3      Form of Note (incorporated by reference to Exhibit 4.3 to Registrant's
         Registration Statement on Form S-3, Registration No. 333-48922, filed
         October 30, 2000)
5        Opinion of General Counsel of the Registrant...........................Electronic Transmission
12       Statement re Computations of Ratios (incorporated by reference to
         Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 2003).
15       Letter from PricewaterhouseCoopers LLP re: unaudited interim consolidated financial information.....................................Electronic Transmission
23.1     Consent of General Counsel of the Registrant (included as part of
         Exhibit 5).
23.2     Consent of PricewaterhouseCoopers LLP..................................Electronic Transmission
24       Powers of Attorney.....................................................Electronic Transmission
25       Statement of Eligibility and Qualification on Form T-1 of Citibank,
         N.A., as trustee, of Registrant's senior debt securities...............Electronic Transmission